UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, 2nd Floor
Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2021, LogicBio Therapeutics, Inc. (“LogicBio” or the “Company”) and CANbridge Care Pharma Hong Kong Limited (“CANbridge”) entered into an Exclusive Research Collaboration, License and Option Agreement (the “Agreement”), pursuant to which LogicBio granted CANbridge (a) an exclusive worldwide license to the adeno-associated virus sL65, the first capsid produced from LogicBio’s proprietary sAAVyTM platform, to develop and commercialize gene therapy candidates for the treatment of Fabry and Pompe diseases, (b) an option to obtain an exclusive worldwide license under such intellectual property rights to develop and commercialize gene therapy candidates for the treatment of two additional indications and (c) an exclusive option to obtain an exclusive license under certain of LogicBio’s intellectual property rights to develop and commercialize the Company’s investigational treatment for methylmalonic acidemia based on its proprietary gene insertion platform, GeneRideTM, LB-001 in Greater China (China, Taiwan, Hong Kong and Macau).

Pursuant to the Agreement, LogicBio and CANbridge will collaborate to develop the gene therapy candidates referenced in (a) above for the treatment of Fabry and Pompe diseases plus, upon CANbridge’s exercise of the applicable option, two optional indications under a mutually agreed research plan. CANbridge agreed to provide funding for LogicBio’s activities under the research plan in accordance with a mutually agreed research budget.

Unless earlier terminated, the Agreement will continue, on a product-by-product basis and country-by-country basis, until the expiration of the royalty period applicable to such product and such country. Either party may terminate the Agreement for uncured material breach, provided that if the material breach pertains solely to LB-001 or a single gene target, then the termination will be limited to LB-001 or such target. Either party may also terminate the Agreement for insolvency of the other party. In addition, CANbridge may terminate the Agreement for convenience, subject to a notice period, and LogicBio also has certain other customary termination rights.

Under the Agreement, LogicBio will receive an upfront payment of $10.0 million. LogicBio is also entitled to receive reimbursement for research expenses under the Agreement in accordance with a mutually agreed research budget. In addition, LogicBio is eligible to receive option exercise payments, and clinical, regulatory and commercial milestone payments of up to $581.0 million. LogicBio is also eligible to receive tiered royalties at percentage rates ranging from mid single digits to low double digits.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which the Company plans to file, with confidential terms redacted, with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
Name:	Frederic Chereau
Title:	President and Chief Executive Officer

Date: April 29, 2021